As filed with the Securities and Exchange Commission on
                      February 8, 1996
                                        Registration No. 33-
------------------------------------------------------------
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
             ___________________________________
                          FORM S-3
                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933
             ___________________________________
                    Audiovox Corporation
   (Exact Name of Registrant as Specified in its Charter)
             ___________________________________
                          Delaware
      (State or Other Jurisdiction of Incorporation or
                        Organization)
                         13-1964841
           (I.R.S. Employer Identification Number)
             ___________________________________
       150 Marcus Boulevard, Hauppauge, New York 11788
                        516-231-7750
     (Address, Including Zip Code, and Telephone Number,
                          Including
   Area Code, of Registrant's Principal Executive Offices)
             ___________________________________
                      Charles M. Stoehr
                    Senior Vice President
                    150 Marcus Boulevard,
                  Hauppauge, New York 11788
                        516-231-7750
  (Name, Address, Including Zip Code, and Telephone Number,
                          Including
        Area Code, of Registrant's Agent for Service)
             ___________________________________
        Please send copies of all communications to:
                    Robert S. Levy, Esq.
                     Levy & Stopol, LLP
             One Pennsylvania Plaza, 49th Floor
                  New York, New York 10119
             ___________________________________
  Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the   same   offering.    [ ]
___________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
             ___________________________________

               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------
                                                                        Proposed    Proposed
         Title of Each Class of Securities             Amount to be      Maximum     Maximum       Amount of
                 to be Registered                      Registered(1)    Offering    Aggregate    Registration
                                                                        Price Per   Offering         Fee
                                                                        Security    Price(2)
-------------------------------------------------      --------------    --------    ---------   -----------
Class A Common Stock Purchase Warrants.............       1,668,875         --          --           --
Class A Common Stock, par value $.01 per share.....       1,668,875      $7.125(2)  11,890,734     $ 4,101
------------------------------------------------------------

  (1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional securities as may become issuable upon the exercise of the Warrants being registered through the antidilution provisions thereof.
  (2) Calculated based upon the exercise price of the Warrants solely for the purpose of calculating the registration fee pursuant to Rule 457(g).

  The  Registrant hereby amends this Registration  Statement on  such  date  or dates as may be necessary  to  delay  its effective  date  until the Registrant shall file  a  further amendment  which specifically states that this  Registration
Statement  shall thereafter become effective  in  accordance with  Section  8(a) of the Securities Act of 1933  or  until this  Registration Statement shall become effective on  such date  as  the  Commission, acting pursuant to  said  Section
8(a), may determine.
===================================================================

****************************************************************  *
*INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR * *AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE * *SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE * *COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO * *BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT * *BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN * *OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL *
*THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH * *SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO * *REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY *
*SUCH STATE.                                                      *
*                                                                 *
***************************************************************   *

             SUBJECT TO COMPLETION, PRELIMINARY
             PROSPECTUS, DATED FEBRUARY 8, 1996

                     1,668,875 Warrants
              1,668,875 Shares of Common Stock

                    AUDIOVOX CORPORATION


       COMMON STOCK PURCHASE WARRANTS AND COMMON STOCK

                        -------------

     This Prospectus relates to the registration of
(i) 1,668,875 common stock purchase warrants (the "Warrants") exercisable for shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Audiovox Corporation (the "Company") and (ii) the shares of Class A Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"). The Warrants were issued by the Company in a private placement effected on May 9, 1995 (the "Closing Date"). All of the Warrants and Warrant Shares are being registered for resale from time to time by the holders thereof (the "Selling Securityholders") and the Warrant Shares are also being registered for their issuance by the Company to the Selling Securityholders of the Warrants upon their exercise of the Warrants. See "Selling Securityholders." Information concerning the Selling Securityholders may change from time to time and will be set forth in

Supplements to this Prospectus. The Company will not receive any of the proceeds from the resale by the Selling Securityholders of the Warrants or the Warrant Shares. The Company will receive proceeds of $7 1/8 per Warrant Share (subject to adjustment in certain circumstances) issued upon exercise of the Warrants. See "Use of Proceeds."

     The Warrants are exercisable at the later of (a) May 9, 1996 (one year after the issuance of the Warrants), and (b) the date a registration statement with respect to the Warrant Shares has been filed and declared effective by the Securities and Exchange Commission (the "SEC"), at an initial exercise price of $7 1/8 per share, subject to adjustment under certain circumstances. Unless exercised, the Warrants will automatically expire at 5:00 p.m. (New York City time) on March 15, 2001 (the "Expiration Date"). If less than 5% of the Warrants initially issued (i.e., 83,444 Warrants) remain outstanding at any given time, the Company may elect, by written notice to each holder of the Warrants, that the Warrants will expire on the 30th day after delivery of such notice. See "Description of Warrants."

     The outstanding Class A Common Stock is traded on the American Stock Exchange ("AMEX") (Symbol: "VOX"). On February 6, 1996, the last reported sale price of the Class A Common Stock on the American Stock Exchange was $5-7/16 per share. The AMEX, the National Association of Securities Dealers Automated Quotation System Small Capitalization Market, the Boston Stock Exchange, the Midwest Stock Exchange, the Pacific Stock Exchange and the Philadelphia Stock Exchange (the "Exchanges") have each informed the Company that the number of holders of the Warrants is insufficient to list such Warrants. Among other listing requirements, each such Exchange requires at least 250 holders of an equity security, such as the Warrants, as a prerequisite for the approval of the listing of such Warrants. Currently, there are approximately 40 Warrantholders. If and when a sufficient number of holders exist and the Company satisfies the other listing requirements, the Company presently intends to seek to list the Warrants on one of the Exchanges.

     If this Registration Statement has not been declared effective at any time prior to the Expiration Date of the Warrants, the Company will be required to redeem all of the outstanding Warrants for $1.60 per Warrant (subject to adjustment in certain limited circumstances).

     The Warrants have been approved for trading in the Private Offering Resales and Trading through Automated Linkages ("PORTAL") Market since the Closing Date. However, no public trading market for the Warrants exists and no active trading market in PORTAL has developed. Josepthal, Lyon & Ross Incorporated has advised the Company that it presently intends to make a market in the Warrants after the effectiveness of this Registration Statement. Josepthal, Lyon & Ross Incorporated, however, is not obligated to do so and any such market-making may be discontinued at any time without notice, in the sole discretion of Josepthal, Lyon & Ross Incorporated. No assurance can be given that any market for the Warrants will develop or be maintained. Moreover, once the Warrants are registered under this Registration Statement, the Warrants which are registered under this Registration Statement will no longer be eligible for trading on PORTAL.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A
DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY
CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
SECURITIES OFFERED HEREBY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

     The Company has agreed to bear all expenses (other than selling expenses) in connection with the registration of the securities hereby and to indemnify the Selling Securityholders against certain liabilities including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution." The Company has been advised by the Selling Securityholders that the Selling Securityholders, acting as principals for their own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the Warrants or Warrant Shares which may be offered hereby by them from time to time on terms to be determined at the time of sale. The aggregate proceeds to the Selling Securityholders from the sale of Warrants and Warrant Shares which may be offered hereby by the Selling Securityholders will be the purchase price of such Warrants or Warrant Shares less commissions, if any. For information concerning indemnification arrangements between the Company and the Selling Securityholders, see "Plan of Distribution."

     The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Warrants or Warrant Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Warrants or Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. There can be no assurance that any of the Warrants or the Warrant Shares will be sold by the Selling Securityholders.

             -------------------------------------

   The date of this Prospectus is                      , 1996

                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the SEC . Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.
The Company's outstanding Class A Common Stock and its 6 1/4% Convertible Subordinated Debentures due 2001 (the "Debentures") are listed on the American Stock Exchange, and such reports and other information can also be inspected at the offices of the American Stock Exchange, 86 Trinity
Place, New York, New York 10006.

     The Company has filed with the SEC a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of the Warrants and Warrant Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1995, May 31, 1995 and August 31, 1995; (iii)
the Company's Current Report on Form 8-K dated May 31, 1995;
(iv) the Company's Current Report on Form 8-K dated June 5, 1995; and (v) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated May 21, 1987, all of which have been filed with the SEC (File No. 1-9532).

     The Company also incorporates herein by reference all documents and reports subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or

15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering. Such documents and reports shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Chris L. Johnson, Secretary, Audiovox Corporation, 150 Marcus Boulevard, Hauppauge, New York 11788, telephone 516-231-7750.

                           SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus and in the documents incorporated herein by reference.

                         The Company

     Audiovox Corporation (together with its subsidiaries, the "Company") designs and markets cellular telephones and accessories, automotive aftermarket sound and security equipment, other automotive aftermarket accessories, and certain other products. The Company's corporate headquarters is located at 150 Marcus Boulevard, Hauppauge, New York 11788, and its telephone number at that address is 516-231-7750.

                        The Offering

Securities Offered       1,668,875 warrants (the
                         "Warrants"), each Warrant entitling
                         the holder thereof to purchase one
                         share of Class A Common Stock, par
                         value $.01 per share (the "Class A
                         Common Stock), of the Company at
                         any time on or after the later of
                         (x) one year after issuance and
                         (y) the date a registration
                         statement with respect to the Class
                         A Common Stock issuable upon
                         exercise of the Warrants (the
                         "Warrant Shares") has been filed
                         and declared effective by the
                         Securities and Exchange Commission
                         (the "SEC") and (ii) on or prior to
                         March 15, 2001 unless the Warrants
                         are terminated earlier in certain
                         circumstances (the "Expiration
                         Date").  The initial exercise price
                         of each Warrant (the "Warrant
                         Exercise Price") will be $7 1/8 per
                         share.  The Warrant Exercise Price
                         and the number of shares of Class A
                         Common Stock acquirable upon
                         exercise of a Warrant is subject to
                         adjustment in certain limited
                         circumstances.  See Description of
                         the Warrants--General"

                         On February 6, 1996, the reported
                         closing sales price of the Class A
                         Common Stock, as reported on the
                         AMEX, was $5-7/16 per share.

Warrant Exercise Period       The Warrants may not be
                         exercised (a) until the later of
                         (x) one year after issuance and (y)
                         the date a registration statement
                         with respect to the Warrant Shares
                         has been filed and declared
                         effective by the SEC or (b) after
                         the Expiration Date.  The Warrants
                         will expire on the Expiration Date;
                         provided that if less than 5% of
                         the Warrants initially issued
                         (i.e., 83,444 Warrants) remain
                         outstanding at any given time, the
                         Company may elect, by written
                         notice to each holder of Warrants,
                         that the Warrants will expire on
                         the 30th day after delivery of such
                         notice.

Registration Rights for
Class A Common Stock;
Reduction in Exercise Price
for Failure to Register
Class A Common Stock     The Company has agreed to file with
                         the SEC by March 4, 1996 (300 days
                         of the closing of the offering (the
                         "Closing Date")) and use its
                         reasonable best efforts to cause to
                         become effective by (365 days of
                         the Closing Date), a shelf
                         registration statement or
                         statements with respect to the
                         issuance of the Warrant Shares.
                         This Registration Statement which
                         covers the issuance of the Warrant
                         Shares was filed on February 8,
                         1996.  If the registration
                         statement with respect to the
                         Warrant Shares is not declared
                         effective by May 8, 1996, the
                         exercise price of the Warrants will
                         decrease by $1/8 per share of
                         Class A Common Stock; subject to
                         additional decreases of $1/8 per
                         share for each additional six-month
                         period for which such registration
                         statement is not declared
                         effective.  In addition, if such
                         registration statement is declared
                         effective, the Warrant Exercise
                         Price will also decrease by $1/8
                         per share of Class A Common Stock
                         if such registration statement
                         ceases to be effective for more
                         than 90 days (180 days in certain
                         circumstances) in any 365-day
                         period, subject to additional
                         decreases of $1/8 per share of
                         Class A Common Stock for each
                         additional six-month period for
                         which such registration statement
                         ceases to be effective.
                         Notwithstanding the foregoing, the
                         maximum number of $1/8 per share
                         decreases shall be 10 during the
                         term of the Warrants and there
                         shall be no more than one such
                         decrease in any six month period.
                         (Each of such events which results
                         in a decrease in the Warrant
                         Exercise Price being referred to
                         herein as a "Registration
                         Default").  The reduction in the
                         Warrant Exercise Price upon a
                         Registration Default is subject to
                         adjustment in certain limited
                         circumstances.  The Company will be
                         obligated to use its reasonable
                         best efforts to cause the
                         registration statement relating to
                         the Class A Common Stock to remain
                         effective until the Expiration
                         Date.  The Company will not be
                         obligated to register the Warrant
                         Shares (a) which the holder does
                         not seek to register or (b) as to
                         which the Company determines that
                         it is not advisable or appropriate
                         to register (based on discussions
                         with the SEC, advise of counsel or
                         otherwise) such Warrant Shares.  In
                         any such event (a) or (b), the
                         Warrant Exercise Price underlying
                         such Warrants will not decrease
                         upon the failure to register with
                         the SEC the Warrant Shares if the
                         SEC has declared effective a
                         registration statement with respect
                         to other shares of Class A Common
                         Stock.  See "Description of the
                         Warrants -- Registration Rights."

Mandatory Redemption     If a registration statement
                         relating to the Warrant Shares has
                         not been effective at any time on
                         or prior to the Expiration Date of
                         the Warrants, the Company will be
                         required to redeem all of the
                         outstanding Warrants for $1.60 per
                         Warrant (the "Redemption Price").
                         The Redemption Price is subject to
                         adjustment in certain limited
                         circumstances.

Listing of Warrants;
Registration of Warrants      The Exchanges have each
                         informed the Company that the
                         number of holders of the Warrants
                         is insufficient to list such
                         Warrants.  Among other listing
                         requirements, each such Exchange
                         requires at least 250 holders of an
                         equity security, such as the
                         Warrants, as a prerequisite for
                         approval of the listing of such
                         Warrants.  Currently, there are
                         approximately 40 Warrantholders.
                         If and when a sufficient number of
                         holders exist and the Company
                         satisfies the other listing
                         requirements, the

                         Company presently intends to seek
                         to list the Warrants on one of the
                         Exchanges.  If any of the Exchanges
                         ultimately agree to list the
                         Warrants (a "Listing Approval"),
                         the Company is required, pursuant
                         to a Registration Rights Agreement
                         between the Company and the holders
                         of the Warrants, to file a shelf
                         registration statement relating to
                         the Warrants upon the later of (a)
                         March 4, 1996 (300 days after the
                         Closing Date) and (b) the date
                         approval of such listing is
                         obtained (the "Approval Date") and
                         will use its reasonable best
                         efforts to cause such registration
                         statement  to become effective upon
                         the  later of (a) May 8, 1996 (365
                         days after the Closing Date) and
                         (b) 60 days after the Listing
                         Approval Date.  Although none of
                         the Exchanges has agreed to list
                         the Warrants, the Company is
                         registering the Warrants pursuant
                         to this Registration Statement.
                         Once effective, if a Listing
                         Approval occurs, the Company is
                         obligated to use reasonable best
                         efforts to cause the registration
                         statement relating to the Warrants
                         to remain effective for three years
                         following the Closing Date.

Shalam Option            John J. Shalam, Chief Executive
                         Officer of the Company, granted the
                         Company an option (the "Shalam
                         Option") to purchase 1,668,875
                         shares of Class A Common Stock.
                         The purchase price per share of
                         Class A Common Stock (the "Shalam
                         Option Price") under the Shalam
                         Option is equal to the sum of (a)
                         the Warrant Exercise Price (without
                         giving effect to any decreases of
                         such price as a result of a
                         Registration Default) plus (b) an
                         additional amount (the "Tax
                         Amount") intended to reimburse
                         Mr. Shalam for any additional taxes
                         per share required to be paid by
                         Mr. Shalam as a result of the
                         payment of the Shalam Option Price
                         being treated for federal, state
                         and local income tax purposes as
                         the distribution to Mr. Shalam of a
                         dividend (taxed at ordinary income
                         rates without consideration of Mr.
                         Shalam's basis), rather than as a
                         payment to Mr. Shalam for the sale
                         of his Class A Common Stock to the
                         Company (taxed at the capital gains
                         rate with consideration of Mr.
                         Shalam's basis and
                         considering any stepped up basis to
                         Mr. Shalam's heirs, successors or
                         assigns (a "Successor")) pursuant
                         to the Shalam Option.  The shares
                         of Class A Common Stock underlying
                         the Shalam Option have been
                         legended with a description of the
                         Shalam Option.  Any Successor
                         acquiring the shares of Class A
                         Common Stock underlying the Shalam
                         Option (whether by sale, transfer
                         or upon Mr. Shalam's death) will
                         acquire the shares subject to the
                         terms of the Shalam Option.
                         Mr. Shalam and any Successor will
                         be entitled to the Tax Amount upon
                         delivery of a satisfactory notice
                         to the Company that the payment of
                         a Tax Amount is required to
                         reimburse such person for such
                         additional taxes.  The operative
                         terms of the Shalam Option (other
                         than the exercise price in certain
                         circumstances) are similar to those
                         of the Warrants, however, the
                         Shalam Option Price per share for
                         the Shalam Option will not decrease
                         in the event of a Registration
                         Default.  The Shalam Option will be
                         exercisable in the sole discretion
                         of the then-independent members of
                         the Board of Directors (which shall
                         in no event include Mr. Shalam).
                         The Company will be able to
                         exercise the Shalam Option in whole
                         or in part only if the Warrants are
                         exercised and then only for the
                         same number of shares of Class A
                         Common Stock as are purchased under
                         the Warrants.  The Shalam Option
                         may limit the dilutive effect of
                         the Warrants on the earnings per
                         share or the book value per share
                         of the Company, if the Company
                         elects to exercise the Shalam
                         Option.  The Company has also
                         agreed to indemnify Mr. Shalam from
                         any liabilities arising from the
                         Offering, including liabilities
                         under any federal or state
                         securities laws.   See "Description
                         of Capital Stock -- Shalam Option."

Use of Proceeds          The Company will not receive any
                         cash proceeds from the sale of the
                         Warrants by the Selling
                         Securityholders.  The proceeds
                         received by the Company upon
                         exercise of the Warrants will be
                         used toward the purchase of shares
                         of Class A Common Stock upon
                         exercise of the Shalam Option or,
                         if the Board of Directors
                         determines
                         not to exercise the Shalam Option,
                         as, when and if received by the
                         Company, to purchase inventory and
                         for other working capital or
                         general corporate needs.

Original Issuance of Warrants      The Warrants were
                         originally issued to the beneficial
                         holders (the "Debentureholders") of
                         the Debentures as of June 3, 1994
                         in consideration of the delivery by
                         such Debentureholder of a release
                         which released the Company, the
                         underwriters for the sale of the
                         Debentures and their respective
                         directors, officers, partners,
                         employees and agents, from
                         liability for any and all potential
                         claims, if any, such beneficial
                         holder may have had against such
                         persons in connection with such
                         purchaser's investment in the
                         Debentures and the offering of the
                         Debentures.  Each Debentureholder
                         executing a release received 30
                         Warrants per $1,000 principal
                         amount of Debenture beneficially
                         held as of June 3, 1994 (except
                         Oppenheimer & Co., Inc., which
                         beneficially held $12,065,000 of
                         the Debentures as of June 3, 1994
                         and which received 25 Warrants per
                         $1,000 principal amount of its
                         Debentures).

Warrant Agent            Continental Stock Transfer & Trust
                         Company
                         Two Broadway
                         New York, New York 10004
                         Attention:  William Seegraber
                         Telephone (212) 509-4000.

Risk Factors             For a discussion of certain factors
                         that should be carefully considered
                         in connection with an investment in
                         the securities offered hereby, see
                         "Risk Factors" beginning on page
                         13.

American Stock Exchange
Symbol of Class A Common
Stock                    VOX

                        RISK FACTORS

     The following factors should be carefully considered, together with the other information in this Prospectus and the documents incorporated by reference herein, in evaluating an investment in the securities offered hereby.

     History of Losses. The Company reported net losses of approximately $1,554,000, $3,192,000, and $14,658,000 for the fiscal years ended November 30, 1989, 1990 and 1991, respectively. These losses were primarily attributable to both operating losses and to charges incurred in connection with the restructuring of the Company's operations and the cessation of operations of two unsuccessful ventures, Hermes Telecommunications, Inc. ("Hermes") (a majority-owned subsidiary) and Park Plus Corp. ("Park Plus") (a 50% owned joint venture). Such charges included costs incurred in the closing of certain sales and distribution facilities, write-downs of assets associated with the Hermes and Park Plus product lines, employee termination expenses and certain other charges. During the fiscal years ended November 30, 1989, 1990 and 1991, earnings were insufficient to cover fixed charges by approximately $2,642,000, $4,792,000 and $15,098,000, respectively. Although the Company was profitable for the fiscal years ended November 30, 1992, 1993 and 1994, for the nine months ended
August 31, 1995, the Company reported a net loss of $9.6 million which was primarily attributable to a charge of $2.9 million for the private placement of the Warrants and an $11.8 million charge for inventory writedowns and other costs associated with the downsizing of the Company's retail operations. There can be no assurance that the Company will return to profitably, or have earnings or cash flow sufficient to cover its fixed charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q for the quarter ended August 31, 1995.

     United States Trade Sanctions Could Limit the Company's
Sources of Supply. The Company has historically been dependent on foreign sources, particularly Japan and China, for a majority of its products.

     The U.S. government historically has sought and is continuing to seek greater access to Japanese markets for U.S. goods. As a result, the U.S. government has threatened from time to time to impose trade sanctions on products imported from Japan if it does not succeed in obtaining greater access for U.S. goods. For example, during fiscal 1994, the United States government announced its intention to publish a list of products imported from Japan on which it might impose trade sanctions in connection with Motorola, Inc.'s inability to obtain "comparable" access in Japan for its cellular products. Thereafter, Motorola, Inc. announced an agreement with the Japanese government, and the list was not published as announced. However, no assurance can be given that the United States government will not, in the future, publish a list of products imported from Japan upon which it may impose trade sanctions, which could include cellular products. Such products could also include products produced outside of Japan made from Japanese components.

     In addition, the U.S. government has held discussions with China concerning violations of certain U.S. copyrights and trademarks. The U.S. government proposed sanctions on Chinese products if a satisfactory solution was not reached. Cellular products were included within the proposed sanctions. Subsequently, China and the United States reached an agreement and those sanctions were not imposed. There can be no assurance that the U.S. government will not, in the future, propose a list of products imported from China (or other countries), including cellular products, on which it may impose trade sanctions.

     If imposed, such sanctions may include, among other things, tariffs, duties, import restrictions or other measures. These sanctions could also include products produced outside of the sanctioned country with components made in the sanctioned country. The imposition of such sanctions would have a material adverse effect on the Company's financial condition and results of operations, which would include reduced margins due to the Company's inability to access alternative cellular products at a competitive cost, and could also include loss of market share to competitors that are less dependent on Japanese and Chinese suppliers and/or loss of revenue due to unavailability of product.

     In fiscal 1992, 1993 and 1994 and the first nine months of fiscal 1995, the Company purchased 94.6%, 89.7%, 91.8% and 96.2, respectively, of its total dollar amount of cellular product purchases from Japanese suppliers, and revenues from cellular products from Japanese suppliers comprised 46.6%, 46.3%, 47.8% and 49.2%, respectively, of the total revenues of the Company during those periods.

     No Assurance of Alternative Supply Sources. If trade sanctions similar to those referenced above are imposed, there is no assurance that the Company will be able to obtain adequate alternatives to its Japanese and Chinese supply sources. There is no assurance that, if obtained, alternatively sourced products or components would be delivered on a timely basis, of satisfactory quality, competitively priced, comparably featured or acceptable to the Company's customers. The Company believes that it could experience supply shortages as early as 60 days after such trade sanctions were introduced. Additionally, it is likely that the Company would experience interruptions in its supply of mobile, transportable and portable cellular products before any alternative products could be obtained. Any such supply interruptions would have a material adverse effect on the Company's operating and earnings per share performance.

     In addition, as a result of conditions in China, there has been, and may be in the future, opposition to the continued extension of "most favored nation" trade status for China. China's current status as "most favored nation" will automatically expire on June 25, 1996 unless extended by Congress and the President before such date. There can be no assurance that Congress and the President will renew China's "most favored nation" status at such time. Loss of China's "most favored nation" trade status would materially increase the cost of the products purchased from Chinese manufacturers, as such products would then become subject to substantially higher rates of duty.

     Risks of Currency Fluctuations. The prices that the Company pays for the products purchased from its suppliers are principally denominated in United States dollars. Price negotiations depend in part on the relationship between the foreign currency of the foreign manufacturers and the United States dollar. This relationship is determined by, among other things, market, trade and political factors. Because the Company historically has been dependent on Japanese suppliers for its cellular products, the yen to dollar relationship has been the most significant to the Company. The value of the United States dollar as of February 6, 1996 was 105.15 yen; over the five years preceding that date the value of the United States dollar ranged from 159.85 yen to
80.15 yen.

     A decrease in the value of the United States dollar relative to a foreign currency increases the cost in United
States dollars of products which the Company purchases from foreign manufacturers. Such an increase could reduce the Company's margins or make the Company's products less price competitive. No assurance is given that, if the value of the United States dollar continues to decrease relative to the yen, because of potential trade sanctions or otherwise, the Company will be able to competitively obtain or market the products it purchases from Japanese sources.

     Dependence on Foreign Suppliers. The Company's business is dependent upon its suppliers' continuing to provide it with adequate quantities of salable product on a timely basis and on competitive pricing terms.
Substantially all of the Company's products are imported from suppliers in the Pacific Rim. There are no agreements in effect that require any manufacturer to supply the Company with product. Accordingly, there can be no assurance that the Company's relationships with its suppliers will continue as presently in effect. The loss of any significant supplier, substantial price increases imposed by any such supplier or the inability to obtain sufficient quantities of product on a timely basis, could have a material adverse effect on the Company's financial condition and results of operations.

     The Company's arrangements with its suppliers are subject to the risks of purchasing products from foreign suppliers, including risks associated with economic and/or political instability in countries in which such suppliers are located, and risks associated with potential import restrictions, currency fluctuations, foreign tax laws, import/export regulations, tariff, duty and freight rates and work stoppages. These risks may be increased in the Company's case by the concentration of its purchases of cellular products from suppliers in Japan and China. In addition, the Company may be subject to risks associated with the availability of and time required for the transportation of products from foreign countries. Because of the Company's dependence on such foreign suppliers, the Company is required to order products further in advance of customers' orders than would be the case if its products were manufactured domestically.

     Dependence on Toshiba. Since 1984, Toshiba has been the principal supplier of cellular telephone products to the Company, accounting for approximately 86.4%, 83.7%, 83.7% and 71.9% of the total dollar amount of the Company's cellular product purchases and approximately 48.0%, 46.9%, 45.5% and 46.8% of the total dollar amount of all product purchases by the Company in fiscal 1992, fiscal 1993, fiscal 1994 and the first nine months of fiscal 1995, respectively. During fiscal 1992 and 1993, the Company was the sole distributor of Toshiba cellular telephone products in the United States. In 1994, Toshiba began to compete directly with the Company in the United States by marketing cellular telephone products through Toshiba's United States distribution subsidiary but, in November, 1995, Toshiba announced that its U.S. distribution subsidiary was withdrawing from the United States cellular telephone
market.   Toshiba will continue to sell products to the
Company as an original equipment customer; however, there is no agreement in effect that requires Toshiba to supply the Company with products. There can be no assurance that Toshiba will not reenter the United States cellular telephone market and again directly compete with the Company in the United States.

     Dependence on Cellular Carriers. The success of the Company's retail cellular telephone business is dependent upon the Company's relationship with certain cellular carriers. As a practical matter, the Company does not believe that it can operate at the retail level on a profitable basis without agency agreements with cellular carriers. The Company's agency agreements with cellular carriers are subject to cancellation by the carriers and give the carriers the right to unilaterally restructure or revise activation commissions and residual fees, which they have done from time-to-time. The agreements also provide that, for specified periods of time following the expiration or termination of a specific agreement, generally ranging from three months to two years, the Company cannot sell, solicit or refer cellular or wireless communication network services of the kind provided by the cellular carriers to other competing carriers in particular geographic areas.
The cancellation or loss of one or more of these agreements could have a material adverse effect on the Company's financial condition and results of operations.

     Impact of Elimination of Management Fees from and Reduction in Equity in CellStar; Sale of CellStar Common Stock. For the fiscal years ended November 30, 1991, 1992 and 1993, approximately $4,825,000, $5,124,000 and
$5,147,000, respectively, of the Company's income was generated by management fees and equity in undistributed earnings from the operations of CellStar Corporation ("CellStar"), a 50% owned joint venture. In December 1993, CellStar completed the initial public offering (the "CellStar Offering") of CellStar common stock, par value $.01 per shares ("CellStar Common Stock"). In connection with the CellStar Offering, the Company sold 2,875,000 of its 6,750,000 shares of CellStar Common Stock. After the CellStar Offering, the Company owned 20.88% of the issued and outstanding CellStar Common Stock and stopped accruing such management fees in July, 1993; however, the Company was entitled to its portion of the income from the equity in undistributed earnings of CellStar, if any, for such time as the Company continued to own at least 20% of CellStar's outstanding common stock. If the CellStar Offering had occurred on November 30, 1992, this accounting treatment would have resulted in net earnings being reduced by approximately $1,692,000 for the fiscal year ended November 30, 1993.

     On June 2, 1995, the Company sold 1,500,000 shares of CellStar Common Stock to Alan H. Goldfield, President of CellStar, for $11.50 per share upon exercise of an option for such shares by Mr. Goldfield. As a result thereof, the Company's ownership percentage in CellStar was reduced below 20% and the Company will no longer account for its investment in CellStar under the equity method of accounting. On a pro forma basis, this change would have decreased pretax earnings for fiscal 1994 and the nine months ended August 31, 1995 by approximately $3,393,000 and $2,046,000, respectively. There can be no assurance that income from other sources will offset the loss of this income from CellStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q for the quarter ended August 31, 1995.

     Competition. The Company operates in a highly competitive environment and believes that such competition will intensify in the future. Many of the Company's competitors are larger and have greater capital and management resources than the Company. Competition often is based on price, and therefore wholesale distributors and retailers, including the Company, generally operate with low gross margins. The Company also is affected by competition between cellular carriers. Increased price competition relating not only to cellular telephone products, but also to services provided by the Company to retail customers on behalf of cellular carriers, may result in downward pressure on the Company's gross margins (including that resulting from the loss of residual fees attributable to customers who change cellular carriers) and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's cellular products compete principally with cellular telephones supplied by Motorola, Inc., Nokia Mobile Phones, Inc., Fujitsu Network Transmission Systems, Inc., Oki Electric Industry Co., Nippon Electric Corp. and Toshiba. The Company's non-cellular products compete with other suppliers including Matsushita Electric Corp., Sony Corp.
of America, Directed Electronics, Inc. and Code Alarm, Inc., as well as divisions of well-known automobile manufacturers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q for the quarter ended August 31, 1995.

     Risk of Inventory Obsolescence and Technological Change. The markets in which the Company competes are characterized by rapid technological change, frequent new product introductions, declining prices and intense competition. The Company's success depends in large part upon its ability to identify and obtain products necessary to meet the demands of the marketplace. There can be no assurance that the Company will be able to identify and offer products necessary to remain competitive. The Company maintains a significant investment in its product inventory and, therefore, is subject to the risk of inventory obsolescence. If a significant amount of inventory is rendered obsolete, the Company's business and operating results would be materially and adversely affected. Alternative technologies to cellular, including enhanced specialized mobile radio ("ESMR") and personal communications service ("PCS"), may reduce the demand for cellular telephone products. The implementation of communications systems based upon any of these or other technologies could materially change the types of products sold by the Company and the service providers with whom the Company presently does business. Competing communications technologies also may result in price competition which could result in lower activation commission or residual fee rates payable to the Company and could have a material adverse effect on the financial condition and results of operations of the Company. From time to time, cellular carriers' technological limitations may result in a shortage of available cellular phone numbers, which could have the effect of inhibiting sales of the Company's cellular products.

     Possible Health Risks From Cellular Telephones. There have been lawsuits filed (including one such lawsuit against the Company and others) in which claims have been made alleging a link between the non-thermal electromagnetic field emitted by portable cellular telephones and the development of cancer, including brain cancer. To date, there have been relatively few medical studies relating to cellular telephones and the effects of non-thermal electromagnetic fields on health, nor are there any widely accepted theories regarding how exposure to a non-thermal electromagnetic field, such as the type emitted by a portable cellular telephone, could affect living cells or threaten health. The scientific community is divided on whether there is any risk associated with the use of portable cellular telephones and the magnitude of any such risk. There can be no assurance that medical studies or other findings, or continued litigation in this area, will not have a material adverse impact upon the financial condition and results of operations of the cellular telephone industry and the Company.

     Risks Attributable to Foreign Sales. For the fiscal years ended November 30, 1992, 1993 and 1994 and the nine months ended August 31, 1995, approximately 12.4%, 12.6%, 13.8% and 17.8%, respectively, of the Company's net sales were generated from sales in Canada, Europe, Latin America, Asia, the Middle East and Australia. Foreign sales are subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations, increased credit risks, foreign tax laws, changes in import/export regulations and tariff and freight rates. Political and other factors beyond the control of the Company, including trade disputes among nations or internal instability in any nation where the Company sells products, could have a material adverse effect on the financial condition and results of operations of the Company.

     Risks Attributable to Retail Sales. A significant portion of the Company's customer base may be susceptible to downturns in the retail economy, particularly in the consumer electronics industry. Additionally, customers specializing in certain automotive sound, security and accessory products may be negatively impacted by fluctuations in automotive sales. Certain of the Company's significant customers are also believed by the Company to be highly leveraged. Accordingly, a downturn in the retail economy could have a material adverse effect on the financial condition and results of operations of the Company.

     Leverage and Debt Service. As of August 31, 1995, the Company had outstanding total interest bearing indebtedness of approximately $140.9 million and a total debt-to-total capital ratio of .53 to 1. Although a portion of the net proceeds from the sale of the Debentures and the CellStar Offering was used to retire a significant portion of the Company's existing indebtedness, the Company continues to have substantial annual fixed debt service requirements including those attributable to the Company's Series AA 10.80% Convertible Debentures due February 9, 1996 (the "Series AA Convertible Debentures") and Series BB 11.00% Convertible Debentures due February 9, 1996 (the "Series BB Convertible Debentures"), the Debentures and the Company's Credit Agreement, as amended in May, 1995 (the "Second Amended and Restated Credit Agreement"). The ability of the Company to make principal and interest payments under the Company's long-term indebtedness and bank loans will be dependent upon the Company's future performance, which is subject to financial, economic and other factors affecting the Company, some of which are beyond its control. There can be no assurance that the Company will be able to meet its fixed charges as such charges become due. See " -- History of Losses."

     Restrictive Covenants. The Second Amended and Restated Credit Agreement contains certain restrictive covenants which impose prohibitions or limitations on the Company with respect to, among other things, (i) the ability to make payments of principal, interest or premium on, subordinated indebtedness of the Company, (ii) the incurrence of indebtedness, (iii) capital expenditures, (iv) the creation or incurrence of liens, (v) the declaration or payment of dividends or other distributions on, or the acquisition, redemption or retirement of, any shares of capital stock of the Company and (vi) mergers, consolidations and sales or purchases of substantial assets, and require that the Company satisfy certain financial tests and maintain certain financial ratios. Failure to comply with such covenants could result in a default under the Second Amended and Restated Credit Agreement which could have a material adverse effect on the financial condition and results of operations of the Company.

     Absence of Existing Market for the Warrants; Listing of Warrants. Prior to this Offering, there has not been any public market for the Warrants. Although the Warrants have been eligible for trading through PORTAL, no active trading market for the Warrants has developed. There can be no assurance that an active trading market for the Warrants will develop or, if such market develops, as to the liquidity or sustainability of such a market. Moreover, once the Warrants are registered under this Registration Statement, the Warrants which are registered under this Registration Statement will no longer be eligible for trading on PORTAL. The Exchanges have each informed the Company that the number of holders of the Warrants is insufficient to list such Warrants. Among other listing requirements, each such Exchange requires at least 250 holders of an equity security, such as the Warrants, as a prerequisite for the approval of the listing of such Warrants. Currently, there are approximately 40 Warrantholders. If and when a sufficient number of holders exist and the Company satisfies any other applicable requirements, the Company presently intends to seek to list the Warrants on one of the Exchanges. Even if the Warrants are listed or approved for quotation, because of the small number of holders of Warrants and the limited number of Warrants outstanding, there can be no assurance that the Warrants will not be subject to delisting or in such event, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the value of, the Warrants.

     Josepthal, Lyon & Ross Incorporated has informed the Company that it intends to make a market in the Warrants; however, Josepthal, Lyon & Ross Incorporated is not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Warrants. In addition, such market-making activity will be subject to the limits of the Securities Act. Accordingly, no assurance can be given that a holder of the Warrants will be able to sell such Warrants in the future or as to the price at which any sale may occur.

     Possible Volatility of Stock Price. Since 1991, the market price of the Class A Common Stock has experienced a high degree of volatility. Due to the volatility of the Class A Common Stock as well as the low volume of Warrants traded, it can be expected that the Warrants will also experience significant volatility. There can be no assurance that such volatility will not continue or become more pronounced. In addition, recently the stock market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the Class A Common Stock and the Warrants without regard to the operating performance of the Company. The Company believes that factors such as quarterly fluctuations in the financial results of the Company or its competitors and general conditions in the industry, the overall economy and the financial markets could cause the price of the Class A Common Stock and the Warrants to fluctuate substantially.

     Shares Eligible for Future Sale; Dilution. The Company has approximately 3,413,721 shares of Class A Common Stock held by members of the public that are able to trade without restriction. Sales of a substantial number of additional shares of Class A Common Stock in the public market could adversely affect the market price of the Class A Common Stock. As of February 1, 1996, 3,672,317 shares of Class A Common Stock were issuable upon conversion of the Debentures, 1,023,028 shares of Class A Common Stock were issuable upon conversion of the Series AA Convertible Debentures and Series BB Convertible Debentures, 100,000 shares of Class A Common Stock were issuable upon exercise of the Blau Warrant, 50,000 shares of Class A Common Stock were issuable upon exercise of the warrant issued to James Maxim (the "Maxim Warrant") and 1,668,875 shares of Class A Common Stock were issuable upon exercise of the Warrants. Exercise or conversion, as the case may be, of a substantial amount of the Company's presently outstanding warrants, the Debentures, the Series AA Convertible Debentures or the Series BB Convertible Debentures or sale of the Class A Common Stock underlying such debentures or warrants described above also could adversely affect the market price of the Class A Common Stock, due to the large number of shares issuable upon conversion or exercise of such debentures or warrants in comparison to the relatively small number of shares held by members of the public that are able to trade without restriction. The Company has granted the holders of the Series AA Convertible Debentures, the Series BB Convertible Debentures and the warrants described above certain registration rights relating to the Class A Common Stock issuable upon conversion or exercise of such debentures or warrants, as the case may be. In addition, as of February 1, 1996, (i) John J. Shalam, President and Chief Executive Officer of the Company, owned 3,359,367 shares of Class A Common Stock (including for this purpose all of the shares subject to the Shalam Option (as defined below)) and 1,883,198 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock"), which are convertible into an equal number of shares of Class A Common Stock and (ii) other affiliates (as such term is defined in the Exchange Act) of the Company owned 4,700 shares of Class A Common Stock and 377,756 shares of Class B Common Stock, which are convertible into an equal number of shares of Class A Common Stock. Sales by such persons of a substantial number of shares of Class A Common Stock or Class B Common Stock (collectively, "Common Stock") could materially adversely affect the market price of the Class A Common Stock.

     John J. Shalam, Chief Executive Officer of the Company, granted the Company the Shalam Option to purchase 1,668,875 Option Shares at a purchase price equal to the sum of
(a) the Warrant Exercise Price plus (b) an additional amount (the "Tax Amount") intended to reimburse Mr. Shalam or his Successors for any additional taxes per share which may be required to be paid by Mr. Shalam or his Successors as a result of the payment of the Warrant Exercise Price being treated for federal income tax purposes as the distribution to Mr. Shalam or his Successors of a dividend (taxed at ordinary income rates without consideration of Mr. Shalam's or his Successors', as the case may be, basis), rather than as a payment to Mr. Shalam or his Successors, for the sale of his Class A Common Stock to the Company (taxed at the capital gains rate with consideration of Mr. Shalam's basis and considering any stepped up basis to Mr. Shalam's Successors) pursuant to the Shalam Option. If Mr. Shalam or his Successors, as a result of the receipt of the payment of the Warrant Exercise Price, are taxed at a capital gains rate (with consideration given to their stepped up basis), no Tax Amount will be included in the purchase price to be paid. Any Successor acquiring the shares of Class A Common Stock underlying the Shalam Option (whether by sale, transfer or upon Mr. Shalam's death) will acquire such shares subject to the terms of the Shalam Option. The terms of the Shalam Option (other than the initial exercise price) are similar to those of the Warrants, however, the exercise price per share for the Shalam Option will not decrease in the event of a Registration Default. Such additional amount per share shall be calculated in accordance with the tax rates applicable to the date of exercise in accordance with the following formula:

                      (A-B) x C + (B+D)
                      _________________
                             1-A

where A equals Mr. Shalam's combined marginal U.S. federal, state and local ordinary income tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; B equals Mr. Shalam's combined marginal U.S. federal, state and local capital gains tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; C equals the per share Warrant Exercise Price without giving effect to any adjustment thereof resulting from a Registration Default; and D equals Shalam's per share adjusted tax basis in the Class A Common Stock purchasable by the Company pursuant to the Shalam Option and includes any stepped-up basis of Mr.

Shalam's Successors.  Any payment owing to Mr. Shalam's
Successors will be based on the same formula as it relates to such Successors.

     The Shalam Option will be exercisable, in whole or in part, for 1,668,875 shares of Common Stock. The basic terms of the Shalam Option are similar to the basic terms of the Warrants except that the exercise price of the Shalam Option will not be reduced in the event of a Registration Default. The Company is not required to exercise the Shalam Option upon exercise of the Warrants and intends to do so only if the Board of Directors of the Company (other than Mr. Shalam) at the time of exercise of the Warrants, determines that it is in the best interests of the stockholders of the Company to exercise such Shalam Option. The Company will be able to exercise the Shalam Option only if the Warrants are exercised and then only for the same number of shares as are purchased under the Warrants. The Shalam Option may limit the dilutive effect of the Warrants on the earnings per share or the book value per share if the Company elects to execute the Shalam Option. The obligations of the Company under the Warrants are not subject to compliance by Mr. Shalam with the terms of the Shalam Option. The Tax Amount will be immediately due and payable upon receipt of a satisfactory notice from the holder of the Option Shares stating that a Tax Amount is required to reimburse such person for additional taxes in accordance with the Shalam Option, setting forth the calculation of the Tax Amount and confirming that such person will file its tax return with respect to this period in accordance with the facts underlying this calculation, but such Tax Amount is subject to readjustment in the event the actual tax paid is different than the amount set forth in the notice. Upon consummation of the Offering, a legend was placed on share certificates representing 1,668,875 shares of Class A Common Stock owned by Mr. Shalam which provided that such shares are subject to the terms of the Shalam Option. Such legend on the Option Shares will be removed with respect to the number of Option Shares equal to the number of shares of Class A Common Stock underlying the Warrants which have been exercised and with respect to which the independent members of the Board of Directors of the Company have determined not to exercise the Shalam Option as well as upon the expiration of the Shalam Option.

     Dependence on Existing Management. The continued success of the Company is substantially dependent on the efforts of John J. Shalam, President and Chief Executive Officer, Philip Christopher, Executive Vice President, and Charles M. Stoehr, Senior Vice President and Chief Financial Officer. The loss or interruption of the continued full time services of any of such individuals could have a material adverse impact on the Company's business operations, prospects and relations with its suppliers. The Company does not have employment contracts with any of these persons, nor have any of these persons signed agreements binding them not to compete with the Company following the termination of their employment with the Company. The Company maintains a "key man" life insurance policy only on John J. Shalam.

     Risk of Amendment to Warrants. Under the terms of a Warrant Agreement, the Warrants may be amended or modified by holders of a majority of the Warrants in a manner which materially adversely affects holders of the Warrants unless such amendment or modification would increase the exercise price or reduce the shares of Class A Common Stock purchasable upon exercise of the Warrants (other than pursuant to adjustments provided in the Warrant Agreement), which amendments require the approval of each holder of Warrants. Accordingly, the Warrants could be amended in a manner materially adverse to the holder of a Warrant without such holder's consent.

     Voting Rights of Class A Common Stock and Voting Control by Principal Stockholder. The voting rights of holders of Class A Common Stock into which the Debentures are convertible and for which all of the Company's outstanding warrants are exercisable are limited by the Company's Certificate of Incorporation. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share. Both classes vote together as a single class except with respect to the election and removal without cause of directors and as otherwise may be required by Delaware law. With respect to the election of directors, the holders of shares of Class A Common Stock, voting as a separate class, are entitled to elect 25% (rounded up to the nearest whole number) of the authorized number of directors of the Company and the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. The rights of holders of Class A Common Stock and Class B Common Stock with respect to the election of directors will be subject to certain adjustments under specified circumstances. See "Description of Capital Stock--Class A Common Stock and Class B Common Stock." John
J. Shalam has effective voting control of the Company and can elect a majority of the directors through his ownership of 3,359,367 shares of Class A Common Stock (including the shares of Class A Common Stock subject to the Shalam Option) and 1,883,198 shares of Class B Common Stock, which gives him approximately 85.5% of the aggregate voting power of the issued and outstanding Common Stock. Pending exercise of the Shalam Option, Mr. Shalam will have voting control of the shares of Class A Common Stock subject to the Shalam Option. The holders of the Warrants will not have any voting rights as shareholders of the Company prior to
exercise.    The disproportionate voting rights of the Class
A Common Stock and the Class B Common Stock may effectively preclude the Company from being taken over in a transaction not supported by John J. Shalam, may render more difficult or discourage a merger proposal or a tender offer, may preclude a successful proxy contest or may otherwise have an adverse effect on the market price of the Class A Common Stock. See "Description of Capital Stock--Effects of Disproportionate Voting Rights."

     Certain Prospectus and State Blue Sky Registration
Required to Sell or Exercise Warrants.  Holders of the
Warrants will have the right to sell or exercise the

Warrants only if a current prospectus relating to the Warrants and/or the shares of Class A Common Stock underlying the Warrants are Warrants are qualified for sale or exempt under applicable state securities laws of the states in which the various holders of the Warrants or Class A Common Stock reside. There can be no assurance that the Company will be able to keep this Prospectus or any Prospectus covering such securities current. The Warrants and/or the underlying shares of Class A Common Stock may be deprived of any value if a current prospectus covering the Warrants and/or the shares of Class A Common Stock issuable upon exercise thereof is not kept effective or if such securities are not registered or exempt in the state in which holders of such securities reside.

                         THE COMPANY

     Audiovox Corporation (together with its subsidiaries, the "Company") designs and markets cellular telephones and accessories, automotive aftermarket sound and security equipment, other automotive aftermarket accessories, and certain other products. The Company's corporate headquarters is located at 150 Marcus Boulevard, Hauppauge, New York 11788, and its telephone number at that address is 516-231-7750.

                       USE OF PROCEEDS

     The Warrants offered by the Selling Securityholders are not being sold by the Company, and the Company will not receive any proceeds from the sale thereof. The Company will receive proceeds in the event the Warrants are exercised prior to expiration. These proceeds will be used, as and if received by the Company, to purchase the Option Shares underlying the Shalam Option, inventory and for other working capital or general corporate needs. The Company will not receive any proceeds from the resale of the Warrant Shares.

                   SELLING SECURITYHOLDERS

     The Warrants were originally issued on May 9, 1995 to the beneficial holders (the "Debentureholders") of the Debentures as of June 3, 1994 in consideration for the delivery by such Debentureholder of a release which released the Company and their respective directors, officers, partners, employees and agents, from liability for any and all potential claims, if any, such beneficial holder may have had against such persons in connection with such purchaser's investment in the debentures and the offering of the Debentures. Each Debentureholder executing a release received 30 Warrants per $1,000 principal amount of Debentures beneficially held as of June 3, 1994 (except Oppenheimer & Co., Inc., which held $12,065,000 of the Debentures as of June 3, 1994, and which received 25 Warrants per $1,000 principal amount of the Debentures).
The following
table sets forth information concerning the number of Warrants beneficially owned by each Selling Securityholder which may be offered from time to time pursuant to this Prospectus. Other than as a result of the ownership of Warrants or Class A Common Stock, none of the Selling Securityholders has had any material relationship with the Company within the past three years except that Oppenheimer & Co., Inc. acted as an underwriter in the sale of the Debentures for which it received a customary fee and reimbursement of expenses. The table has been prepared based upon information furnished to the Company by the Warrant Agent, by The Depository Trust Company and by or on behalf of the Selling Securityholders.

                                                Percent of
Name                         Number of          Outstanding
                             Warrants Owned     Warrants
             *                       *                 *
Total                        1,668,875          100.0

* List of Selling Securityholders to be inserted by amendment

     Information concerning the Selling Securityholders may change from time to time and will be set forth in Supplements to this Prospectus. As of the date of this Prospectus, 1,668,875 Warrants are outstanding which may be converted into the same number of shares of Class A Common
Stock.

     Because the Selling Securityholders may offer all or some of the Warrants and shares of Class A Common Stock issued upon conversion thereof pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Warrants or shares of Class A Common Stock underlying the Warrants that will be held by the Selling Securityholders after completion of this offering, no estimate can be given as to the number of Warrants or shares of Class A Common Stock that will be held by the Selling Securityholders after completion of this offering. See "Plan of Distribution."

                 DESCRIPTION OF THE WARRANTS

     The Warrants were issued under the Warrant Agreement. The following summaries of certain provisions of the Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions therein of certain terms.
Wherever particular sections or defined terms of the Warrant Agreement are referred to, such sections or defined terms are incorporated by reference.

     Copies of the form of Warrant and the Warrant Agreement been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available
Information."

General

     Each Warrant entitles the registered holder thereof (the "holder"), subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, to purchase one share of Class A Common Stock. The Warrant Exercise Price of each Warrant is $7 1/8 per share, subject to adjustment in certain circumstances. The Warrants are not be exercisable until the later of May 9, 1996 (one year after the Closing Date) and the date a registration statement with respect to the issuance of Class A Common Stock upon exercise of the Warrants shall be effective under the Securities Act, and will expire, unless exercised, at 5:00 p.m., New York City time, on March 15, 2001 or such earlier date as set forth in the next sentence (the "Expiration Date"). If less than 83,444 Warrants (i.e., 5% of the Warrants initially issued) remain outstanding at any given time, the Company may elect, by notice to each holder of Warrants, that the Warrants will expire on the 30th day after delivery of such notice. See "Registration Rights" below. The Warrant Exercise Price and the number of shares of Class A Common Stock for which Warrants may be exercised is subject to adjustment as set forth below. See "Adjustments" below.

     Warrants may be exercised by surrendering the certificate evidencing such Warrants (the "Warrant Certificate") with the form of election to purchase shares set forth on the reverse side thereof duly completed and executed by the holder thereof and paying in full the Warrant Exercise Price for each such Warrant at the office or agency designated for such purpose, which will initially be the corporate trust office of the Warrant Agent in New York, New York. Warrants evidenced by the Global Warrant Certificate (as defined) may be exercised by a holder by either obtaining a definitive Warrant Certificate and following the procedure set forth above or by following certain procedures set forth in the Warrant Agreement. Each Warrant may only be exercised in whole, and the Warrant Exercise Price may be paid only by certified or official bank check payable in accordance with the Warrant Agreement or as otherwise agreed to by the Company.

     No fractional shares of Class A Common Stock will be issued upon exercise of the Warrants. In lieu thereof, the Company will pay a cash adjustment based upon the market price of the Class A Common Stock.

     The Warrants are eligible for trading on PORTAL. However, no active public trading market for the Warrant has developed and no assurance can be given as to the liquidity of the trading market for the Warrants. Moreover, once the Warrants are registered under this Registration Statement, the Warrants which are registered under this Registration Statement will no longer be eligible for trading on PORTAL. The Exchanges have each informed the Company that the number of holders of the Warrants is insufficient to list such Warrants. Among other listing requirements, each such Exchange requires at least 250 holders of an equity security, such as the Warrants, as a prerequisite for the approval of the listing of such Warrants. Currently, there are approximately 40 Warrantholders. If and when a sufficient number of holders exist and the Company satisfies the other listing requirements, the Company presently intends to seek to list the Warrants on one of the Exchanges. Even if the Warrants are listed or approved for quotation, there can be no assurance that the Warrants will not become delisted. If the Warrants have not been approved for listing (or quotation), the Company is not required to register the Warrants under the Securities Act pursuant to the Registration Rights Agreement; however, even though the Exchanges have not agreed to list the Warrants, the Company is registering the Warrants, pursuant to this Registration Statement. As described above, if the Warrants are not registered under the Securities Act, they may not be offered or be sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
See "Risk Factors--Absence of Existing Market for Warrants; Restrictions on Resale."

Mandatory Redemption

     If a registration statement relating to the Warrant Shares is not effective at any time on or prior to the Expiration Date, the Company is required to redeem all of the outstanding Warrants for $1.60 per Warrant. The Redemption Price is subject to adjustment in certain limited circumstances. See "Description of Warrants -- Adjustments."

Adjustments

     The Warrant Exercise Price and the number of shares of Class A Common Stock issuable upon exercise of the Warrants are subject to adjustment in accordance with formulas set forth in the Warrant Agreement in the event of: (i) the issuance of any shares of Common Stock to holders of any class of Common Stock as a dividend or distribution; or (ii) subdivisions, combinations and reclassifications of any class of Common Stock. The Shalam Option will also contain the adjustments set forth in (i) and (ii) above.

     Except as stated in the preceding provisions, the initial Warrant Exercise Price and the number of shares issuable upon exercise of the Warrants will not be adjusted for any other events including issuances of shares of Class A Common Stock, or options to acquire shares of Class A Common Stock, at less than the then current market price of the Class A Common Stock or the then current Warrant Exercise Price of the Warrants. Moreover, no adjustment will be made unless such adjustment would require a change of at least 1% in the Warrant Exercise Price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company reserves the right to make such reductions in the Warrant Exercise Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     In case either of the following occurs: (i) any consolidation or merger involving the Company other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock; or (ii) any sale or transfer of all or substantially all of the assets of the Company (each, a "Transaction"), the Person formed by such Transaction or which acquires such assets, as the case may be (the "Acquiror"), shall execute and deliver to the Warrant Agent prior to the consummation of the Transaction a warrant agreement (or supplement to the Warrant Agreement) providing that the Holder of each Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable in accordance with the Warrant Agreement, to exercise such Warrant only into the kind and amount of securities, cash or other property (collectively, the "Consideration") receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such Warrant might have been converted immediately prior to such Transaction (assuming such holder of shares of Class A Common Stock (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "constituent person") (or an affiliate of a constituent person), and
(ii) failed to exercise his or her rights of election, if any, and received per share of Class A

Common Stock the kind and amount of cash or other property received per share of Class A Common Stock by a plurality of non-electing shares).

Modification of the Warrant Agreement

     The Warrant Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the holders of Warrant Certificates representing a majority in number of the then outstanding Warrants; provided that no such modification or amendment may, without the consent of the holder of each outstanding Warrant affected thereby: (i) change the Expiration Date (except to extend the Expiration Date to a later date) or increase the Warrant Exercise Price; (ii) reduce the reduction in the Warrant Exercise Price of a Warrant upon a Registration Default or (iii) reduce the percentage of Holders of Warrants the consent of who is required for modification or amendment of the Warrant Agreement. See "Risk Factors--Amendment to the Warrants."

     The Warrant Agreement (including the terms and conditions of the Warrants) may be modified or amended by the Company and the Warrant Agent without the consent of the holder of any Warrant, for certain specified purposes not materially adversely affecting the rights of the holders of the Warrants.

No Rights as Stockholder

     Holders of Warrants are not entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders, share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company's affairs, or otherwise have any right of stockholders of the Company.

Rule 144A Information Requirement; Financial Information

     The Company agreed to furnish to the holders, the beneficial holders of the Warrants designated by the Holders of the Warrants, or the prospective purchasers of any such securities, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act, if applicable, until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such requirements will terminate upon the effectiveness of this Registration Statement. Upon request, the Company will also furnish to the holders of the Warrants all quarterly and annual financial information furnished to the holders of the Class A Common Stock.

Transfer and Exchange

     A holder may transfer or exchange the Warrants in accordance with the Warrant Agreement. The Warrant Certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant Certificates will be registrable, at the office or agency of the Company maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York. The Warrant Certificates will be issued only in fully registered form in denominations of whole numbers of Warrants. No service charge will be made for any exercise, exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company may also require a holder, among other things, to furnish appropriate endorsements and transfer documents.

     The registered holder of a Warrant may be treated as the owner of it for all purposes.

Book Entry; Delivery and Form

     Upon registration of the Warrants, the interests in the global warrants issued in the initial private placement of the Warrants (the "Restricted Global Warrants"), will be cancelled upon the transfer of all of the interests in such Restricted Global Warrants to one or more permanent global certificates in fully registered form (the "Global Warrant"), such Global Warrant to be deposited with the Warrant Agent as custodian for the Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC, Cede & Co. Warrants not registered will remain represented by the Restricted Global Warrants. Pursuant to the procedures set forth in the Warrant Agreement, interests in the Global Warrant is exchangeable, at the option of the holder, for a physical certificate in fully registered form (a "Certificated Warrant").

     Upon the issuance of the Global Warrant, DTC or its custodian will credit, on its internal system, the respective number of Warrants of the individual beneficial interests represented by such Global Warrant to the accounts of persons who have accounts with DTC (and make corresponding debits to the accounts of persons who have interests in the Restricted Global Warrants). Ownership of beneficial interests in a Global Warrant will be limited to persons who had, or will have, accounts with DTC ("participants") or persons who will hold interests through participants. Ownership of beneficial interests in a Global Warrant will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) for such Global Warrant, or by participants or persons that hold interests through participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Warrant, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant for all purposes under the Warrant Agreement and the Warrants. No beneficial owner of an interest in the Global Warrant will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Warrant Agreement.

     Neither the Company, the Warrant Agent nor any agent of the Warrant Agent or the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Warrant or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment upon redemption in respect of the Global Warrant will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amounts of such Global Warrant as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Warrant held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a person holding a beneficial interest in a Global Warrant requires physical delivery of a Certificated Warrant for any reason, including to sell Warrants to persons in states which require physical delivery of a Certificated Warrant or to pledge such Warrants, such holder must transfer its interest in the Global Warrant in accordance with the normal procedures of DTC and the procedures set forth in the Warrant Agreement.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Warrants only at the direction of one or more participants to whose account the DTC interests in Global Warrant is credited and only in respect of such portion of the aggregate number of Warrants as to which such participant or participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve
System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the

Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Warrants among participants of DTC and CEDEL they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Warrant Agent will have any responsibility for the performance by DTC or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Warrants and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Warrants in exchange for the Global Warrant.

Registration Rights

     Pursuant to the Warrant Agreement, the Company agreed to file with the SEC by March 4, 1996 a shelf registration statement or statements under the Securities Act on Form S-1, Form S-2 or Form S-3, as determined by the Company, if the use of such form is then available, to cover the issuance of Class A Common Stock by the Company upon exercise of the Warrants (the "Shelf Registration Statement"). The Registration Statement (of which this Prospectus is a part) was filed within such time period.
The Warrant Agreement also provides that the Company will use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to one year after the Closing Date. If: (i) the Shelf Registration Statement is not filed with the SEC on or prior to March 4, 1996 (this Registration Statement was filed by March 4, 1996); (ii) the Shelf Registration Statement has not been declared effective by the SEC by May 8, 1996; or
(iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional Registration Statement filed and declared effective) for a period of time which shall exceed 90 days (180 days in the event of a Disadvantageous Condition (as defined below)) in the aggregate per year (defined as a period of 365 days beginning on the date such Registration Statement is declared effective) (each such event referred to in clauses
(i) through (iii) above, a "Registration Default"), the Warrant Exercise Price of the

Warrants will be reduced by $1/8 per share of Class A Common Stock. The Warrant Exercise Price of the Warrants will be reduced by an additional $1/8 per share of Class A Common Stock, as applicable, with respect to each subsequent six-month period until the applicable Registration Statement is filed, is declared effective, or again becomes effective, as the case may be. Notwithstanding the foregoing, the maximum number of $1/8 per share decreases shall be 10 during the term of the Warrants and there shall be no more than one such decrease in any six-month period. The reduction in the Warrant Exercise Price upon a Registration Default is subject to adjustment in certain limited circumstances. The Company is not obligated to register Warrant Shares (a) which the holder does not seek to register or (b) if the Company determines (based on discussions with the SEC, advice of counsel or otherwise) that it is not advisable or appropriate to register such Warrant Shares if the SEC has declared effective a registration statement with respect to other shares of Class A Common Stock underlying the Warrants. In any such event
(a) or (b), the exercise price underlying such Warrants will not decrease upon the failure to register with the SEC such underlying shares of Class A Common Stock if the SEC has declared effective a registration statement with respect to other shares of Class A Common Stock. The Shalam Option does not contain a similar reduction in the Warrant Exercise Price upon a Registration Default.

     The Exchanges have each informed the Company that the number of holders of the Warrants is insufficient to list such Warrants. Among other listing requirements, each such Exchange requires at least 250 holders of an equity security, such as the Warrants, as a prerequisite for the approval of the listing of such Warrants. Currently, there are approximately 40 Warrantholders. If and when a sufficient number of holders exist, the Company presently intends to seek to list the Warrants on one of the Exchanges. If an Exchange does list or quote the Warrants (a "Listing Approval"), the Company is required, pursuant to the Registration Rights Agreement, to file a shelf registration statement (the "Resale Registration Statement") relating to the Warrants upon the later of (a) 300 days after the Closing Date and (b) the date approval of such listing or quotation is obtained (the "Approval Date") and will use its reasonable best efforts to cause such Registration Statement to become effective upon the later of
(a) 365 days after the Closing Date and (b) 60 days after the Listing Approval Date. Although none of the Exchanges has agreed to list the Warrants, the Company is registering the Warrants, pursuant to this Registration Statement. Once effective, and a Listing Approval has occurred, the Company will be obligated to use reasonable best efforts to cause the Resale Registration Statement to remain effective until the date three years following the Closing Date.

     Notwithstanding the foregoing, if the Company furnishes to the holders of Warrants notice stating that in the Board of Directors' good faith judgment it would be disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a registration statement to be maintained effective, or to be filed and become effective, the Company shall be entitled to cause any such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no such registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders of Warrants), such period not to extend beyond one hundred and eighty (180) days. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate file a new registration statement covering the securities that were covered by such withdrawn Registration Statement, and such Registration Statement shall be maintained effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was effective, shall be such time as may be otherwise required by this Agreement.

     Once effective, the Company is obligated to cause the Resale Registration Statement to remain effective for three years following the Closing Date, and to cause the Shelf
Registration Statement to remain effective until the Expiration Date.

     Holders of the securities being sold under this Registration Statement are required to indemnify the Company against certain liabilities, including liabilities under the Securities Act, incurred as a result of information provided by such Holders in connection with this Registration Statement, and to contribute to payments the Company may be required to make in respect of such liabilities.

Concerning the Warrant Agent

     Continental Stock Transfer & Trust Company will act as Warrant Agent under the Warrant Agreement. The address of the Warrant Agent's corporate trust office is Two Broadway, New York, New York 10004, Attention: William Seegraber. Continental Stock Transfer & Trust Company also acts as trustee under the Indenture governing the Debentures, and as registrar and transfer agent for the Class A Common Stock.

                DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 50,000 shares of Preferred Stock, par value $50 per share, and 1,500,000 shares of Series Preferred Stock, par value $.01 per share. As of February 1, 1996, there were 6,777,788 shares of Class A Common Stock outstanding. As of February 1, 1996, 2,260,954 shares of Class B

Common Stock and 50,000 shares of Preferred Stock were issued and outstanding. There are no shares of Series
Preferred Stock outstanding.

     The following summary description relating to the Class A Common Stock, the Class B Common Stock, the Preferred Stock, Series Preferred Stock, the Blau Warrant and the Maxim Warrant (all as herein defined) does not purport to be complete. A description of the Company's Class A Common Stock, Class B Common Stock, Preferred Stock and Series Preferred Stock is contained in the Certificate of Incorporation of the Company. Additionally, a description of the Blau Warrant and the Maxim Warrant are contained in their respective warrant agreements. Reference is made to such Certificate of Incorporation (a copy of which has been filed as an exhibit to this Registration Statement (of which this Prospectus is a part).

Class A Common Stock and Class B Common Stock

Voting Rights

     Except for the election or removal without cause of directors, as required by the Certificate of Incorporation, and except for such separate class votes as may be required by Delaware law and the Certificate of Incorporation, holders of both classes of Common Stock vote as a single class on all matters, including amendment of the Certificate of Incorporation to increase or decrease the aggregate number of authorized shares of any class or classes of stock. In all cases, each share of Class A Common Stock is entitled to cast one vote per share and each share of Class B Common Stock is entitled to cast ten votes per share.

     Holders of Class A Common Stock, voting separately as a class, are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number) so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class A Common Stock should become less than 10% of the total number of outstanding shares of both classes of Common Stock, directors would then be elected by all stockholders voting as one class, except holders of Class A Common Stock would have one vote per share and holders of Class B Common Stock would have ten votes per share. In such event, the American Stock Exchange may consider delisting the Class A Common Stock.

     The holders of a majority of the Class B Common Stock, voting separately as a class, will continue to be able to elect the directors not elected by holders of the Class A Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock falls below that percentage, directors not elected by the holders of Class A Common Stock will be elected by the holders of both classes of Common Stock, with holders of Class A Common Stock having one vote per share and holders of Class B Common Stock having ten votes per share.

     Directors may be removed, with or without cause, provided that any removal of directors without cause may be made only by the holders of the class or classes of Common
Stock that elected them. Vacancies in a directorship may be filled by the vote of the class of shares that had previously filled that vacancy, or by the remaining directors elected by that class however, if there are no such directors, the vacancy may be filled by the remaining directors.

     The outstanding shares of Class A Common Stock equal approximately 75.0% of the shares of both classes outstanding, and the holders of Class A Common Stock have approximately 23.0% of the combined voting power of both classes of Common Stock. The holders of Class B Common Stock, therefore, have the power to amend the Company's Certificate of Incorporation to authorize the issuance of enough additional Class B Common Stock to decrease the outstanding amount of Class A Common Stock to less than 10%. Because of limitations on dividends in shares of Class A Common Stock and Class B Common Stock, stock dividends will have the effect of strengthening the control position of holders of Class B Common Stock.

Dividends

     The holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends or distributions declared by the Board of Directors in equal amounts, share for share, except as hereafter noted. With respect to a cash dividend, the Board may pay an equal or greater amount per share on the Class A Common Stock than on the Class B Common Stock or declare and pay a cash dividend on the Class A Common Stock without any such dividend being declared and paid on the Class B Common Stock. The Company has never declared or paid cash dividends on this Common Stock.

     In addition, dividends paid in shares of Class A Common
Stock or Class B Common Stock may be paid only as follows:

     (i) shares of Class A Common Stock may be paid only to holders of shares of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B
Common Stock; and

     (ii) the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class
B Common Stock.

Conversion

     At the option of the holder, each share of Class B
Common Stock is convertible at any time into one share of Class A Common Stock. Conversion of a significant number of shares of Class B Common Stock into Class A Common Stock could put control of the entire Board of Directors into the hands of such holders of the Class B Common Stock who so convert.

Restrictions on Transfer of Class B Common Stock

     Without the written consent of holders of two-thirds of the outstanding shares of Class B Common Stock, shares of Class B Common Stock may not be transferred except to another holder of Class B Common Stock, certain family members of the holder and certain other permitted transferees. Upon any nonpermitted sale or transfer, shares of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Accordingly, no trading market will develop in the Class B Common Stock and the Class B Common Stock will not be listed or traded on any exchange or in any market.

Other Rights

     Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any Preferred Stock and Series Preferred Stock, all holders of Common Stock, regardless of class, are entitled to share ratably in any assets available for distribution on liquidation, dissolution or winding up of the Company. No shares of either class of Common Stock are subject to redemption. All outstanding shares are, and all shares issuable upon conversion of the Debentures offered hereby will be, when issued upon such conversion in accordance with the terms of the Debentures, legally issued, fully paid and nonassessable. The Company may not subdivide or combine shares of either class of Common Stock without at the same time proportionally subdividing or combining shares of the other class of Common Stock.

Effects of Disproportionate Voting Rights

     The disproportionate voting rights of Class A Common Stock and Class B Common Stock could have an adverse effect on the market price of the Class A Common Stock. Such disproportionate voting rights may effectively preclude the Company from being taken over in a transaction not supported by holders of Class B Common Stock, may render more difficult or discourage a merger proposal or tender offer or may preclude a successful proxy contest, even if such actions were favored by stockholders of the Company other than the holders of the Class B Common Stock. Accordingly, such disproportionate voting rights may deprive stockholders of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

Transfer Agent

     The transfer agent and registrar for shares of the Class A Common Stock and Class B Common Stock is Continental
Stock Transfer & Trust Company, Two Broadway, New York, New
York 10004.

Preferred Stock

Preferred Stock

     The Company is authorized to issue up to 50,000 shares of Preferred Stock, all of which have been issued and are outstanding. Such shares are nonvoting and have preference over the Common Stock in the event of liquidation, dissolution or winding up of the Company to the extent of its par value of $50 per share.

Series Preferred Stock

     The Company is authorized to issue up to 1,500,000 shares of Series Preferred Stock, par value $.01 per share, none of which has been issued. The Certificate of Incorporation provides that the Board of Directors may issue by resolution shares of Series Preferred Stock from time to time in one or more series and fix, as to each such series, the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions pertaining thereto, including voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation and conversion rights. However, the Company may not issue shares of Series Preferred Stock carrying in excess of one vote per share or convertible into Class B Common Stock without prior approval of a majority in interest of the holders of Class B Common Stock. The Company has no present plans for the issuance of any shares of Series Preferred Stock.

     It is not possible to state the actual effect of the authorization of the Series Preferred Stock upon the rights of holders of Class A Common Stock, Class B Common Stock and Preferred Stock until the Board determines the specific rights thereof. However, such effects might include (a) restrictions on dividends on either class of Common Stock if dividends on Series Preferred Stock have not been paid; (b) dilution of the voting power of the Class A Common Stock to the extent that the Series Preferred Stock has voting rights; (c) dilution of the equity interest of the Class A Common Stock to the extent that the Preferred Stock is convertible into Class A Common Stock; or (d) either class of Common Stock and Preferred Stock not being entitled to share in the

Company's assets upon liquidation, dissolution or winding up until satisfaction of any liquidation preference granted to holders of Series Preferred Stock. The Company has been advised that under its current listing requirements the American Stock Exchange would consider delisting the Class A Common Stock if any Series Preferred Stock diluted the class voting rights of the Class A Common Stock. Issuance of Series Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Series Preferred Stock may be used as an antitakeover device without further action on the part of the stockholders of the Company.

Warrants

Blau Warrant

     The Company and Harvey R. Blau ("Blau") have entered into a letter agreement, dated April 1, 1993 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the term of which was from April 1, 1993 to March 31, 1995, Blau was to render up to 20 hours of consulting services to the Company per year. In connection with the Consulting Agreement, Blau was awarded the Blau Warrant to purchase 100,000 shares of Class A Common Stock at a purchase price of $7.50 per share (subject to adjustment upon certain events described in the Blau Warrant). The Blau Warrant is exercisable in whole or in part, from time-to-time, until December 31, 1998. On December 15, 1993, the Company and Blau executed a letter agreement pursuant to which it was agreed that Blau had performed in excess of 40 aggregate hours of consulting services under the Consulting Agreement, that no further services were required to be performed by Blau under the Consulting Agreement and that the consideration for the Blau Warrant was deemed fully paid.

Maxim Warrant

     The Company and James Maxim ("Maxim") have entered into an Agreement, dated September 23, 1993 and effective December 1, 1993, pursuant to which the Company acquired all of the issued and outstanding stock of H & H Eastern Distributors, Inc. owned by Maxim, and as a result, the Company became the sole stockholder of H & H Eastern Distributors, Inc. In connection with such Agreement, the Company issued to Maxim the Maxim Warrant to purchase 50,000 shares of Class A Common Stock, at a purchase price of $14.375 per share. The per share purchase price and number of shares purchasable pursuant to the Maxim Warrant are each subject to adjustment upon the occurrence of certain events described in the Maxim Warrant. The Maxim Warrant is exercisable, in whole or in part, from time-to-time, until September 22, 2003. In connection with the Maxim Warrant, Maxim has the right to require the Company to file with the SEC, on or after September 22, 1995, a registration statement relating to the sale by Maxim of the Class A Common Stock purchasable pursuant to the Maxim Warrant.

Delaware Law

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either:
(i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes in interested stockholder; or (iii) the business combination is approved by the Board of Directors and by at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

     Section 203 of the Delaware General Corporation Law contains provisions normally considered to have the effect of inhibiting a non-negotiated merger or other business combination. Consequently, the market price of the Class A
Common Stock may be less likely to reflect a "premium for control."

Shalam Option

     John J. Shalam, Chief Executive Officer of the Company, granted the Company the Shalam Option to purchase 1,668,875 Option Shares at a purchase price equal to the sum of
(a) the Warrant Exercise Price plus (b) an additional amount (the "Tax Amount") intended to reimburse Mr. Shalam or his Successors for any additional taxes per share which may be required to be paid by Mr. Shalam or his Successors as a result of the payment of the Warrant Exercise Price being treated for federal income tax purposes as the distribution to Mr. Shalam or his Successors of a dividend (taxed at ordinary income rates without consideration of Mr. Shalam's or his Successors', as the case may be, basis), rather than as a payment to Mr. Shalam or his Successors, for the sale of his Class A Common Stock to the Company (taxed at the capital gains rate with consideration of Mr. Shalam's basis and considering any stepped up basis to Mr. Shalam's Successors) pursuant to the Shalam Option. If Mr. Shalam or his Successors, as a result of the receipt of the payment of the Warrant Exercise Price, are taxed at a capital gains rate (with consideration given to their stepped up basis), no Tax Amount will be included in the purchase price to be paid. Any Successor acquiring the shares of Class A Common Stock underlying the Shalam Option (whether by sale, transfer or upon Mr. Shalam's death) will acquire such shares subject to the terms of the Shalam Option. The terms of the Shalam Option (other than the initial exercise price) are similar to those of the Warrants, however, the exercise price per share for the Shalam Option will not decrease in the event of a Registration Default. Such additional amount per share shall be calculated in accordance with the tax rates applicable to the date of exercise in accordance with the following formula:

                      (A-B) x C + (B+D)
                     ___________________
                             1-A

where A equals Mr. Shalam's combined marginal U.S. federal, state and local ordinary income tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; B equals Mr. Shalam's combined marginal U.S. federal, state and local capital gains tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; C equals the per share Warrant Exercise Price without giving effect to any adjustment thereof resulting from a Registration Default; and D equals Shalam's per share adjusted tax basis in the Class A Common Stock purchasable by the Company pursuant to the Shalam Option and includes any stepped-up basis of Mr. Shalam's Successors. Any payment owing to Mr. Shalam's Successors will be based on the same formula as it relates to such Successors.

     The Shalam Option is exercisable, in whole or in part, for 1,668,875 shares of Common Stock. The basic terms of the Shalam Option are similar to the basic terms of the Warrants; except that the exercise price of the Shalam Option will not be reduced in the event of a Registration Default. The Company is not required to exercise the Shalam Option upon exercise of the Warrants and intends to do so only if the Board of Directors of the Company (other than Mr. Shalam) at the time of exercise of the Warrants, determines that it is in the best interests of the stockholders of the Company to exercise such Shalam Option. The Company will be able to exercise the Shalam Option only if the Warrants are exercised and then only for the same number of shares as are purchased under the Warrants. The Shalam Option may limit the dilutive effect of the Warrants on the earnings per share or the book value per share if the Company elects to execute the

Shalam Option. The obligations of the Company under the Warrants are not subject to compliance by Mr. Shalam with the terms of the Shalam Option. The Tax Amount will be immediately due and payable upon receipt of a satisfactory notice from the holder of the Option Shares stating that a Tax Amount is required to reimburse such person for additional taxes in accordance with the Shalam Option, setting forth the calculation of the Tax Amount and confirming that such person will file its tax return with respect to this period in accordance with the facts underlying this calculation, but such Tax Amount is subject to readjustment in the event the actual tax paid is different than the amount set forth in the notice. Upon consummation of the Offering, a legend was placed on share certificates representing 1,668,875 shares of Class A Common Stock which provided that such shares are subject to the terms of the Shalam Option. Such legend on the Option Shares will be removed with respect to the number of Option Shares equal to the number of shares of Class A Common Stock underlying the Warrants which have been exercised and with respect to which the independent members of the Board of Directors of the Company have determined not to exercise the Shalam Option as well as upon the expiration of the Shalam Option.

               SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 6,777,788 shares of Class A Common Stock (assuming no exercise of options or warrants or conversion of other securities after December 31, 1995). Of these shares, the Company has approximately 3,413,721 shares of Class A Common Stock held by members of the public that are able to trade without restriction or further registration under the Securities Act except for any shares purchased by any affiliates of the Company, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. Sales of a substantial number of additional shares of Class A Common Stock in the public market could adversely affect the market price of the Class A Common Stock. As of February 1, 1996, 3,672,316 shares of Class A Common Stock were issuable upon conversion of the Debentures, 1,023,028 shares of Class A Common Stock were issuable upon conversion of the Series AA Convertible Debentures and Series BB Convertible Debentures, 100,000 shares of Class A Common Stock were issuable upon exercise of the Blau Warrant, 50,000 shares of Class A Common Stock were issuable upon exercise of the Maxim Warrant and 1,668,875 shares of Class A Common Stock were issuable upon exercise of the Warrants. Exercise or conversion, as the case may be, of a substantial amount of the presently outstanding warrants, the Debentures, the Series AA Convertible Debentures or the Series BB Convertible Debentures or sale of the Class A Common Stock underlying such debentures or warrants also could adversely affect the market price of the Class A Common Stock, due to the large number of shares issuable upon conversion or exercise of such debentures or warrants in comparison to the relatively small number of shares held by members of the public that are able to trade without restriction. The Company has granted the holders of the Series AA Convertible Debentures, the Series BB Convertible Debentures and the warrants certain registration rights relating to the Class A Common Stock issuable upon conversion or exercise of such debentures or warrants, as the case may be. In addition, as of February 1, 1996, (i) John J. Shalam, President and Chief Executive Officer of the Company, owned 3,359,367 shares of Class A Common Stock (including for this purpose all of the shares subject to the Shalam Option) and 1,883,198 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock"), which are convertible into an equal number of shares of Class A Common Stock and
(ii) other affiliates (as such term is defined the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company owned 4,700 shares of Class A Common Stock and 377,756 shares of Class B Common Stock, which are convertible into an equal number of shares of Class A Common Stock. Sales by such persons of a substantial number of shares of Class A Common Stock or Class B Common Stock (collectively, "Common Stock") could adversely affect the market price of the Class A Common Stock.

     John J. Shalam, Chief Executive Officer of the Company, granted the Company the Shalam Option to purchase 1,668,875 Option Shares at a purchase price equal to the sum of
(a) the Warrant Exercise Price plus (b) an additional amount (the "Tax Amount") intended to reimburse Mr. Shalam or his Successors for any additional taxes per share which may be required to be paid by Mr. Shalam or his Successors as a result of the payment of the Warrant Exercise Price being treated for federal income tax purposes as the distribution to Mr. Shalam or his Successors of a dividend (taxed at ordinary income rates without consideration of Mr. Shalam's or his Successors', as the case may be, basis), rather than as a payment to Mr. Shalam or his Successors, for the sale of his Class A Common Stock to the Company (taxed at the capital gains rate with consideration of Mr. Shalam's basis and considering any stepped up basis to Mr. Shalam's Successors) pursuant to the Shalam Option. If Mr. Shalam or his Successors, as a result of the receipt of the payment of the Warrant Exercise Price, are taxed at a capital gains rate (with consideration given to their stepped up basis), no Tax Amount will be included in the purchase price to be paid. Any Successor acquiring the shares of Class A Common Stock underlying the Shalam Option (whether by sale, transfer or upon Mr. Shalam's death) will acquire such shares subject to the terms of the Shalam Option. The terms of the Shalam Option (other than the initial exercise price) are similar to those of the Warrants, however, the exercise price per share for the Shalam Option will not decrease in the event of a Registration Default. Such additional amount per share shall be calculated in accordance with the tax rates applicable to the date of exercise in accordance with the following formula:

                      (A-B) x C + (B+D)
                     __________________
                             1-A

where A equals Mr. Shalam's combined marginal U.S. federal, state and local ordinary income tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; B equals Mr. Shalam's combined marginal U.S. federal, state and local capital gains tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; C equals the per share Warrant Exercise Price without giving effect to any adjustment thereof resulting from a Registration Default; and D equals Shalam's per share adjusted tax basis in the Class A Common Stock purchasable by the Company pursuant to the Shalam Option and includes any stepped-up basis of Mr. Shalam's Successors. Any payment owing to Mr. Shalam's Successors will be based on the same formula as it relates to such Successors.

     The Shalam Option is exercisable, in whole or in part, for 1,668,875 shares of Common Stock. The basic terms of the Shalam Option are similar to the basic terms of the Warrants; except that the exercise price of the Shalam Option will not be reduced in the event of a Registration Default. The Company is not required to exercise the Shalam Option upon exercise of the Warrants and intends to do so only if the Board of Directors of the Company (other than Mr. Shalam) at the time of exercise of the Warrants, determines that it is in the best interests of the stockholders of the Company to exercise such Shalam Option. The Company will be able to exercise the Shalam Option only if the Warrants are exercised and then only for the same number of shares as are purchased under the Warrants. The Shalam Option may limit the dilutive effect of the Warrants on the earnings per share or the book value per share if the Company elects to execute the Shalam Option. The obligations of the Company under the Warrants are not subject to compliance by Mr. Shalam with the terms of the Shalam Option. The Tax Amount will be immediately due and payable upon receipt of a satisfactory notice from the holder of the Option Shares stating that a Tax Amount is required to reimburse such person for additional taxes in accordance with the Shalam Option, setting forth the calculation of the Tax Amount and confirming that such person will file its tax return with respect to this period in accordance with the facts underlying this calculation, but such Tax Amount is subject to readjustment in the event the actual tax paid is different than the amount set forth in the notice. Upon consummation of the Offering, a legend was placed on share certificates representing 1,668,875 shares of Class A Common Stock which provided that such shares are subject to the terms of the Shalam Option. Such legend on the Option Shares will be removed with respect to the number of Option Shares equal to the number of shares of Class A Common Stock underlying the Warrants which have been exercised and with respect to which the independent members of the Board of Directors of the Company have determined not to exercise the Shalam Option as well as upon the expiration of the Shalam Option.

     In general, under Rule 144 as currently in effect, affiliates of the Company would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of Class A Common Stock then outstanding or the average weekly trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company.

     The Company is unable to estimate accurately the number of shares that may be sold under Rule 144 since this will depend in part on the market price for the Class A Common Stock, the personal circumstances of the sellers and other factors.

     The Company has registered Class A Common Stock under the Securities Act for issuance to certain of its directors, officers and employees pursuant to the Company's stock option plans. Shares issued pursuant to such stock option plans after the effective date of any registration statement covering such shares generally will be available for sale in the open market (except that such shares held by affiliates will be subject to compliance with the volume restrictions of Rule 144 under the Securities Act).

                    PLAN OF DISTRIBUTION

     This Prospectus relates to the registration of
(i) 1,668,875 Warrants and (ii) the Warrant Shares issuable upon the exercise of the Warrants. The Warrants were issued by the Company in a private placement effected on May 9, 1995 (the "Closing Date"). All of the Warrants and Warrant Shares are being registered for resale from time to time by the Selling Securityholders and the Warrant Shares are also being registered for their issuance by the Company to the Selling Securityholders upon their exercise of the Warrants.

     The Company will not receive any of the proceeds from the offering of Warrants and the Warrant Shares by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Warrants or Warrant Shares beneficially owned by them and which may be offered hereby from time to time on any exchange on which the securities are then listed, if any, on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Warrants or the Warrant Shares which may be offered hereby and beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Warrants or the Warrant Shares for whom they may act as agent. There can be no assurance that any of the Warrants or Warrant Shares will be sold by the Selling

Securityholders. To the extent required, the Warrants and the Warrant Shares to be sold hereby, the names of the Selling Securityholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the sale of the Warrants or the Warrant Shares offered by them hereby will be the purchase price of such Warrants or Warrant Shares less discounts and commissions, if any. A Selling Securityholder that sells such Warrants or Warrant Shares pursuant to this Registration Statement of which this Prospectus is a part will be required to deliver such Prospectus to purchasers and will be subject to certain civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Selling Securityholder (including certain indemnification obligations).

     The Warrants and the Warrant Shares which may be offered hereby may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

     The outstanding Class A Common Stock is listed for trading on the AMEX (Symbol: "VOX"). On February 6, 1996, the last reported sales price of the Class A Common Stock on the AMEX was $5-7/16 per share. The Exchanges have each informed the Company that the number of holders of the Warrants is insufficient to list such Warrants. Among other listing requirements, each such Exchange requires at least 250 holders of an equity security, such as the Warrants, as a prerequisite for the approval of the listing of such Warrants. Currently, there are approximately 40 Warrantholders. If and when a sufficient number of holders exist and the Company satisfies the other listing requirements, the Company presently intends to seek to list the Warrants on one of the Exchanges. The Warrants have been approved for trading on PORTAL since the Closing Date. However, no public trading market for the Warrants exists and no active trading market in PORTAL has developed. Josephthal, Lyon & Ross, Incorporated has advised the Company that it presently intends to make a market in the Warrants after the effectiveness of this Registration Statement. Josephthal, Lyon & Ross, Incorporated, however, is not obligated to do so and any such market-making may be discontinued at any time without notice, in the sole discretion of Josephthal, Lyon & Ross, Incorporated. No assurance can be given that any market for the Warrants will develop or be maintained. Moreover, once the Warrants are registered under this Registration Statement, the Warrants which are registered under this Registration Statement will no longer be eligible for trading on PORTAL.

     In order to comply with the securities laws of certain states, if applicable, the Warrants and the Warrant Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Warrants and the Warrant
Shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Warrants or the Warrant Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions or discounts received by such broker-dealers, agents or underwriters and any profit on the resale of the Warrants or the Warrant Shares offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company and the Selling Securityholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed to pay all expenses incident to the offer and sale of the Warrants and the Warrant Shares offered hereby by the Selling Securityholders to the public, other than broker's commissions and underwriting discounts and commissions.

                        LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                           EXPERTS

     The consolidated financial statements and schedules of the Company have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the November 30, 1994, financial statements refers to a change in the method of accounting for income taxes.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation in connection with this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.



                       TABLE OF CONTENTS
                                                        Page
                                                       -----
Summary..............................................    7
Risk Factors.........................................    13
The Company..........................................    25
Use Of Proceeds......................................    25
Selling Securityholders..............................    25
Description Of The Warrants..........................    26
Description Of Capital Stock.........................    35
Shares Eligible For Future Sale......................    43
Plan Of Distribution.................................    46
Legal Matters........................................    48
Experts..............................................    48

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Warrants and the Warrant Shares being registered. All amounts are estimates except the registration fee and the AMEX listing fee.

SEC Registration Fee....................................    $4,101
AMEX Listing Fee    ....................................    $17,500
Printing and engraving expenses.........................    *
Legal fees and expenses.................................    *
Warrant Agent's fees....................................    *
Accounting fees and expenses............................    *
Blue Sky fees and expenses (including counsel fees).....    *
Miscellaneous...........................................    *
          Total.........................................     _______
                                                            $

*  To be inserted by amendment

Item 15.  Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General
Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of the Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such persons' heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Article Eighth of the Company's Certificate of
Incorporation and Article VIII of the Company's By-laws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by the DGCL.

     Section 102(b)(7) of DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Fifth of the

Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section
102(b)(7).

Item 16.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference.

 Exhibit No.                     Description

   **4(a)     Certificate of Incorporation of Audiovox
              Corporation (incorporated by reference to Exhibit
              3.1 to Company's Registration Statement on Form S-
              1 (Registration No. 33-10726)).

   **4(b) Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1a to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993, File No. 1-
              9532).

   **4(c) Registration Rights Agreement, dated as of May 9, 1995, among Audiovox Corporation and the holders of the Warrants (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated May 31, 1995, File No. 1-9532).

   **4(d) Warrant Agreement, dated as of May 9, 1995, between Audiovox Corporation and Continental Stock Transfer & Trust Company, in respect of the Warrants (incorporated by reference to Exhibit 3 of the Company's Current Report on Form 8-K dated May 31, 1995, File No. 1-9532).

    4(e)      The form of Warrant is contained in the Warrant
              Agreement filed as Exhihit 4(d) above.

      *5      Opinion of Fried, Frank, Harris, Shriver &
              Jacobson.

    23(a)     Consent of KPMG Peat Marwick LLP.

    23(b)     The consent of Fried, Frank, Harris, Shriver &
              Jacobson is contained in their opinion filed as Exhibit (5) to this Registration Statement.

    (24) Power of Attorney is included on the signature pages.

   **99(a) Second Amended and Restated Credit Agreement, dated as of May 5, 1995, among Audiovox Corporation and Chemical Bank, National Westminster Bank USA, The Chase Manhattan Bank, N.A., European American Bank and Bank of Boston as lenders, and Chemical Bank, as Administrative and Collateral Agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated May 31, 1995 File No. 1-9532).

   **99(b) Indenture, dated as of March 15, 1994, between Audiovox Corporation and Continental Stock Transfer & Trust Company, in respect of the 6 1/4% Convertible Subordinated Debentures due 2001 (incorporated by reference to Exhibit C of the Company's Current Report on Form 8-K dated March 15, 1994, File No. 1-9532).

    99(c) Option Agreement, dated as of May 9, 1995, between Audiovox Corporation and John J. Shalam.

*    To be filed by amendment.
**   Incorporated by reference.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 8th day of February, 1996.

                                   AUDIOVOX CORPORATION
                                     (Registrant)



                                   By:  /s/ John J. Shalam
                                      ---------------------
                                     John J. Shalam,
                                     President and
                                     Chief Executive
                                     Officer


                      POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John J. Shalam and C. Michael Stoehr, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution and to act without the other, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                        Title                     Date

/s/ John J. Shalam          President and Chief       February 8, 1996
------------------------    Executive Officer,
John J. Shalam              Director

/s/ Charles M. Stoehr       Senior Vice President     February 8, 1996
------------------------    and Chief Financial
Charles M. Stoehr           Officer (Principal
                            Accounting Officer),
                            Director

/s/ Ann Boutcher            Director                  February 8, 1996
------------------------
Ann Boutcher

/s/ Philip Christopher      Director                  February 8, 1996
------------------------
Philip Christopher

                            Director
------------------------
Irving Halevy

/s/ Patrick Lavelle         Director                  February 8, 1996
------------------------
Patrick Lavelle

                            Director
------------------------
Martin Novick

                            Director
------------------------
Gordon Tucker

                             EXHIBIT INDEX

 Exhibit No.                     Description


   **4(a)     Certificate of Incorporation of Audiovox
              Corporation (incorporated by reference to Exhibit
              3.1 to Company's Registration Statement on Form S-
              1 (Registration No. 33-10726)).

   **4(b) Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1a to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993, File No. 1-
              9532).

   **4(c) Registration Rights Agreement, dated as of May 9, 1995, among Audiovox Corporation and the holders of the Warrants (incorporated by reference to Exhibit 4 of the Company's Current Report on Form 8-K dated May 31, 1995, File No. 1-9532).

   **4(d) Warrant Agreement, dated as of May 9, 1995, between Audiovox Corporation and Continental Stock Transfer & Trust Company, in respect of the Warrants (incorporated by reference to Exhibit 3 of the Company's Current Report on Form 8-K dated May 31, 1995, File No. 1-9532).

    4(e)      The form of Warrant is contained in the Warrant
              Agreement filed as Exhihit 4(d) above.

      *5      Opinion of Fried, Frank, Harris, Shriver &
              Jacobson.

    23(a)     Consent of KPMG Peat Marwick LLP.

    23(b)     The consent of Fried, Frank, Harris, Shriver &
              Jacobson is contained in their opinion filed as Exhibit (5) to this Registration Statement.

    (24) Power of Attorney is included on the signature pages.

 **99(a)
              Second Amended and Restated Credit Agreement, dated as of May 5, 1995, among Audiovox Corporation and Chemical Bank, National Westminster Bank USA, The Chase Manhattan Bank, N.A., European American Bank and Bank of Boston as lenders, and Chemical Bank, as Administrative and Collateral Agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated May 31, 1995 File No. 1-9532).

   **99(b) Indenture, dated as of March 15, 1994, between Audiovox Corporation and Continental Stock Transfer & Trust Company, in respect of the 6 1/4% Convertible Subordinated Debentures due 2001 (incorporated by reference to Exhibit C of the Company's Current Report on Form 8-K dated March 15, 1994, File No. 1-9532).

    99(c) Option Agreement, dated as of May 9, 1995, between Audiovox Corporation and John J. Shalam.

*    To be filed by amendment.
**   Incorporated by reference.